                                                                   EXHIBIT 10.13



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                     CROSSROADS DEVELOPERS ASSOCIATES, LLC,

                                                        LANDLORD


                                       TO


                                 NOVADIGM, INC.



                                                        TENANT



                                    L E A S E





                       PORTIONS OF THE MEZZANINE (2ND) AND
                                   3RD FLOORS

                           ONE INTERNATIONAL BOULEVARD

                               MAHWAH, NEW JERSEY

                                AS OF 3/14, 1997



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
                                      INDEX



ARTICLE   CAPTION                                                      PAGE

1.        Demise, premises, Term, Rents................................  1

2.        Use..........................................................  3

3.        Preparation of the Demised Premises..........................  4

4.        Adjustments of Rents.........................................  7

5.        Subordination, Notice to Lessors and
          Mortgagees................................................... 13

6.        Quiet Enjoyment.............................................. 15

7.        Assignment and Subletting.................................... 15

8.        Compliance with Laws and Requirements
          of Public Authorities........................................ 16

9.        Insurance.................................................... 23

10.       Rules and Regulations........................................ 25

11.       Tenant's Changes............................................. 26

12.       Tenant's Property............................................ 28

13.       Repairs and Maintenance...................................... 29

14.       Electricity.................................................. 30

15.       Security Deposit............................................. 31

16.       Landlord's Other Services.................................... 32

17.       Access, Changes in Building Facilities,
          Name......................................................... 34

18.       Notices of Accidents......................................... 36

19.       Non-Liability and Indemnification............................ 36

20.       Destruction or Damage........................................ 37

21.       Eminent Domain............................................... 39

22.       Extension of Term............................................ 40

23.       Intentionally Omitted........................................ 43

24.       Surrender.................................................... 44

25.       Conditions of Limitation..................................... 46

26.       Re-Entry by Landlord......................................... 46

27.       Damages...................................................... 46

         LEASE, dated as of March 14, 1997, between CROSSROADS DEVELOPERS ASSOCIATES, LLC, having an office at 820 Morris Turnpike, Short Hills, New Jersey 07078, (hereinafter called "Landlord") and NOVADIGM, INC., a Delaware corporation having an office at One International Boulevard, Mahwah, New Jersey 07078 (hereinafter called "Tenant").

                              W I T N E S S E T H:

         Pursuant to an Agreement of Lease dated November 2, 1993, International Crossroads Holding Corp., Landlord's predecessor in interest, leased to Tenant, and Tenant hired, portions of the mezzanine (2nd) and 3rd floors of the Building (as hereinafter defined), which Lease was amended by a First Amendment to Lease dated as of April 8, 1995 and a Second Amendment to Lease dated as of October 31, 1995 (such lease, as amended, is hereinafter called the "Original Lease"). Landlord and Tenant desire to terminate the Original Lease and enter into this Lease for portions of the mezzanine (2nd) and third (3rd) floors upon, and subject to, the terms covenants and conditions herein contained.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars in hand paid for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                          DEMISE, PREMISES, TERM, RENTS

         1.01 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building known as and located at One International Boulevard, Mahwah, New Jersey (the "Building"), comprising a portion of the Office Unit of the Crossroads Condominium (the "Condominium") more particularly described in Exhibit A annexed hereto and made a part hereof pursuant to that certain Master Deed dated as of December 28, 1994, as amended (the "Master Deed") for the Crossroads Condominium for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. For all purposes of this Lease, the term "Building" shall be deemed to mean the Office Unit under the Master Deed. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

         1.02 The premises hereby leased to Tenant are portions of the mezzanine
(2nd) and third (3rd) floors of the Building, as shown on the floor plan annexed hereto as Exhibit B and made a part hereof. Said premises together with all fixtures and equipment which at the commencement, or during the term, of this

                                     INDEX

ARTICLE     CAPTION                                                               PAGE

  28.       Waivers..............................................................  48

  29.       No Other Waivers or Modifications....................................  49

  30.       Curing Tenant's Defaults,
            Additional Rent......................................................  50

  31.       Broker...............................................................  50

  32.       Notices..............................................................  50

  33.       Estoppel Certificate, Memorandum.....................................  51

  34.       Arbitration..........................................................  51

  35.       No Other Representations, Construction,
            Governing Laws, Consents.............................................  52

  36.       Parties Bound........................................................  53

  37.       Certain Definitions and Construction.................................  53

  38.       Refusal Right........................................................  54

            Testimonium and Signatures...........................................  56




                                    EXHIBITS



                  Exhibit A - Description of Land

                  Exhibit B - Floor Plan

                  Exhibit C - Rules and Regulations

                  Exhibit D - Definitions

                  Exhibit E - Cleaning Specifications

                  Exhibit F - New Premises Work

                  Exhibit G - Existing Premises Work
lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 12 and Section 3.05) constitute and are hereinafter called the "Demised Premises." The parties hereby stipulate that the Demised Premises shall, upon delivery of all portions of the Demised Premises as herein provided, be deemed to consist of 26,911 square feet (subject, however, to Section 3.02 below).

         1.03 The term of this lease (herein called the "Initial Term"), for which the Demised Premises are hereby leased, shall commence on the date hereof (herein called the "Term Commencement Date" or the "Commencement Date") and shall end at noon of the last day of the calendar month in which occurs the day preceding the fourth (4th) anniversary of the Final Delivery Date (as defined below), or on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law (such ending date is hereinafter called the "Initial Term Expiration Date"). For purposes of this lease, the "Final Delivery Date" shall mean the earlier date to occur of (i) the date the last of the Additional Space (as defined below) is "ready for occupancy" (as such term is defined in Article
3), or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the entire Demised Premises for the conduct of its business, or (iii) July 1, 1997. Promptly following the Final Delivery Date, upon the request by Landlord, the parties hereto (hereinafter sometimes referred to as the "parties") shall enter into a supplementary agreement in recordable form fixing the Initial Term Expiration Date and if they cannot agree thereon within fifteen
(15) days after Landlord's request therefor, such dates shall be determined by arbitration in the manner provided in Article 34.

         1.04 The "rent" reserved under this lease, for the term thereof, shall be and consist of:

         (a) fixed rent in the initial amount of $318,240 per year ($26,520 per month), plus an amount equal to the following, in all cases in the aggregate:

         (i) from and after the date the Bank Space (as defined below) is ready for occupancy, an additional $61,974.00 per year ($5,164.50 per month);

         (ii) from and after the date the Mezzanine Temporary Space (as defined below) is ready for occupancy, an additional $18,000.00 per year ($1,500.00 per month);

         (iii) from and after the date the Old Century 21 Space (as defined below) is ready for occupancy, an additional $28,800.00 00 per year ($2,400,00 per month);

         (iv) from and after the date the Panel Space (as defined below) is ready for occupancy, an additional $32,166.00 per year ($2,680.50 per month); and

         (v) from and after the date the Third Floor Temporary Space (as defined below) is ready for occupancy, an additional $25,218.00 per year ($2,101.50 per month), such that when the entire Additional Premises (as defined below) has been made ready for occupancy, the fixed rent payable with respect to the entire Demised Premises shall be $484,398.00 per year ($40,366.50 per month), and

         (b) "additional rent" consisting of all such other sums of money as shall become due sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), and shall be payable on demand, unless other payment dates are hereinafter provided.

         1.05 Tenant agrees to pay the fixed rent and additional rent in lawful money of the United States of America. The fixed rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the term of this lease, at the office of Landlord set forth above, or such other place in the United States of America as Landlord may designate, without any setoff or deduction whatsoever, except such deduction as may be occasioned by the occurrence of any event permitting or requiring a deduction from or abatement of rents as specifically set forth in Articles 20 and 21 hereof. Should the obligation to pay fixed rent commence on any day other than on the first day of a month, then the rent for such month shall be prorated on a per diem basis.

         1.06 Tenant shall pay the fixed rent and additional rent as above and as hereinafter provided, respectively, by good and sufficient check (subject to collection).

         1.07 Effective as of the date hereof, the Original Lease shall be deemed terminated and of no further force or effect, and neither party shall have any further obligations or liabilities to each other under or by virtue of the Original Lease, and the parties shall be fully and unconditionally released and discharged from their respective obligations arising from or connected with the Original Lease, other than those obligations and liabilities which, pursuant to the terms of the Original Lease, survive such termination. Notwithstanding the foregoing, however, Tenant shall remain obligated and liable to pay Landlord all items of fixed rent and additional rent accruing prior to the termination of the Original Lease, which obligation shall survive the termination of the Original Lease. Tenant shall observe and fully perform all the terms, covenants and conditions of the Original Lease on the Tenant's part to be observed and performed up to the termination date of the Original Lease, and pay all items of fixed rent and additional rent accruing thereunder in a timely manner. If Tenant shall default in its obligations under the Original Lease, which shall continue after the expiration of the applicable cure period after the giving of notice, if any, required thereunder, then in addition to all of the rights and remedies to which Landlord is entitled under the Original Lease as a result of Tenant's default, such default shall be deemed to be a default by Tenant under this lease.

         1.08 Tenant shall pay Landlord, as additional rent hereunder, the amount of $3,000.00 within five (5) days following the Final Delivery Date.

                                    ARTICLE 2

                                       USE

         2.01 Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business and for the training of employees and personnel, and for no other purpose.

         2.02 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, the Land or the Building or the conduct of business thereon or therein, then Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         2.03 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or any portion thereof, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy for the Demised Premises or for the Building.

         2.04 Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or any portion thereof, as a commercial bank, trust company, savings bank, or savings and loan institution.

                                    ARTICLE 3

                       PREPARATION OF THE DEMISED PREMISES

         3.01 Landlord, at its sole cost and expense, except as otherwise provided herein, shall do that portion of the construction and other items of work in the portion of the Demised Premises (the "Additional Premises")set forth in the drawings and specifications designated as "Tenant's Layout", which Tenant's Layout is annexed hereto as Exhibit F and made a part hereof ("New Premises Work"). Landlord will perform such items of New Premises Work and furnish materials to carry out the improvements provided for in Tenant's Layout as herein provided. In the event that, pursuant to Tenant's request, any change(s) are requested to the drawings and specifications designated as Tenant's Layout and such change(s) would increase the net cost of and/or time to complete the New Premises Work specified therein, the cost will be determined by Landlord or its contractor and presented in writing to Tenant for Tenant's reasonable approval prior to the commencement of any such change(s). If Tenant approves the additional cost (which such approval shall be deemed given if no approval or disapproval is received by Landlord within five (5) days after delivery to Tenant of Landlord's written determination of the cost of the applicable change), Landlord will perform the changes and Tenant shall pay the additional cost, if any, to Landlord upon receipt of an invoice therefor, as additional rent hereunder. If Tenant disapproves the additional cost, Landlord shall continue the New Premises

Work in accordance with the then existing plans and specifications. Landlord shall not be required to provide any services or do any act or thing or make any payment with respect to the Demised Premises or the appurtenances thereto, except as may be specifically provided herein. Landlord shall cause the New Premises Work to be performed in accordance with the plans and specifications therefor, in a good and workmanlike manner, in compliance with all applicable laws and using new materials of good quality subject, however, to the terms and conditions of this lease. The Additional Premises shall consist of the following:


         (a) that portion of the Demised Premises located on the mezzanine floor of the Building consisting of approximately 3,443 square feet (the "Bank Space");

         (b) that portion of the Demised Premises located on the mezzanine floor of the Building consisting of approximately 1,000 square feet (the "Mezzanine Temporary Space");

         (c) that portion of the Demised Premises located on the mezzanine floor of the Building consisting of approximately 1,600 square feet (the "Old Century 21 Space");

         (d) that portion of the Demised Premises located on the third floor of the Building consisting of approximately 1,787 square feet (the "Panel Space"); and

         (e) that portion of the Demised Premises located on the third floor of the Building consisting of approximately 1,401 square feet (the "Third Floor Temporary Space").

         The Bank Space, the Mezzanine Temporary Space, the Old Century 21 Space, the Panel Space and the Third Floor Temporary Space are each also referred to herein from time to time individually as an "Additional Space".

         In the event that Landlord is unable to terminate its existing lease with Century 21, Landlord will endeavor to provide Tenant with substitute space of approximately 1,600 square feet on the mezzanine or third floor of the Building.

         3.02 Each Additional Space comprising the Additional Premises shall be deemed "ready for occupancy" on the date upon which the New Premises Work with respect to each such Additional Space has been substantially completed in accordance with Exhibit F and they shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of such Additional Space, and Landlord shall have obtained a certificate of occupancy or other reasonable evidence that the New Premises Work has been substantially completed in accordance with law and such Additional Space can be legally occupied for the uses permitted hereunder. Landlord shall give Tenant five (5) days prior verbal notice estimating the date when Landlord reasonably believes each Additional space shall be ready for occupancy, but Landlord shall have no liability to Tenant in the event an Additional Space shall not be ready for occupancy on the date so stated by Landlord. As of the date hereof, Landlord reasonably believes that
(i) the Bank Space shall be ready for occupancy on April 1, 1997, (ii) each of the Mezzanine Temporary Space, the Century 21 Space and the Third Floor Temporary Space shall be ready for occupancy on April 15, 1997, and (iii) the Panel Space shall be ready for occupancy on May 1, 1997, but, again, Landlord shall have no liability to Tenant in the event an Additional Space is not ready for occupancy on or before such date, provided, however, that:

         (a) if any Additional Space shall not be ready for occupancy on or before the date that is sixty (60) days following the date such space is anticipated to be ready for occupancy as provided above in this Article 3.02, then provided Tenant shall not otherwise be in default of any of its obligations under this lease which has continued beyond the expiration of any applicable cure period after the giving of notice, if any, required hereunder, the portion of the fixed rent payable under this lease that is allocated to such Additional Space in Section 1.04 above shall be abated for a period equal to one day for each day that occurs after the date such space is anticipated to be ready for occupancy as provided above in this Article 3.02 until the day that said Additional Space shall be ready for occupancy, provided however that said sixty
(60) day period referred to in the first sentence of this clause (a) shall be extended for a period equal to one day for each day that Tenant has interfered with or delayed the performance or completion of Landlord's Work with respect to such Additional Space; and

         (b) if any portion of the Additional Premises shall not be ready for occupancy on or before July 1, 1997, then so long as Tenant has not interfered with or delayed the performance or completion of the New Premises Work with respect to any Additional Space and provided that Tenant shall not otherwise be in default of any of its obligations under this lease which has continued beyond the expiration of any applicable cure period after the giving of notice, if any, required hereunder, then, notwithstanding anything contained in this Lease, Tenant shall have the right to reject any of the Additional Space not made ready for occupancy on or before such date, and the Demised Premises shall be deemed to exclude any Additional Space not theretofore made ready for occupancy.

         Landlord shall use reasonable speed and diligence in preparing the Additional Premises for Tenant's occupancy and shall keep Tenant reasonably informed as to the status of the New Premises Work. Landlord shall give Tenant prompt notice if it learns that an Additional Space will not be ready for occupancy on the date such space is anticipated to be ready for occupancy as provided above in this Article 3.02, and (subject to the provisions of the preceding sentence) will endeavor to give Tenant reasonable advanced notice of the date that it reasonably believes said Additional Space will be ready for occupancy. If the making of any Additional Space ready for occupancy shall be delayed due to any act or omission of Tenant or of any of its employees, agents, or contractors not contemplated by the terms of this Lease, then said Additional Space shall be deemed ready for occupancy on the date upon which they would have been ready but for such delay. If and when Tenant shall take actual possession of any Additional Space, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession subject to Tenant's rights set forth in the immediately succeeding sentence. If Tenant submits to Landlord, within thirty
(30) days of the date Tenant takes occupancy of any Additional Space, a written list of items which Landlord is obligated to correct pursuant to the final drawings and specifications, Landlord shall promptly commence to correct such items and use reasonable efforts to complete such work within thirty (30) days of receipt of such notice.

         3.03 Tenant acknowledges that it is presently in occupancy of certain portions of the Demised Premises located on the mezzanine (2nd) and third (3rd) floors of the Building, and (i) Tenant shall vacate the Mezzanine Temporary Space and the Third Floor Temporary Space on the date upon which the Bank Space is ready for occupancy, provided that Tenant shall have had no less than five
(5) days prior notice of such date, at which time Landlord shall commence performance of such items of the New Premises Work with respect to the Mezzanine Temporary Space and the Third Floor Temporary Space as are designated on Exhibit F, (ii) Tenant shall vacate the Panel Space on the date upon which the Century 21 Space is ready for occupancy, provided that Tenant shall have had no less than five (5) days prior notice of such date, at which time Landlord shall commence performance of such items of the New Premises Work with respect to the Panel Space as are designated on Exhibit F, and (iii) Landlord shall, following the Commencement Date hereunder, perform and cause to be completed at Landlord's cost and expense, the items of work described on Exhibit G annexed hereto and made a part hereof (the "Existing Premises Work", which together with the "New Premises Work" shall hereinafter be referred to as "Landlord's Work"). Tenant understands and agrees that, except for the applicable portions of the Landlord's Work, Landlord shall not otherwise be required to perform any work, supply any materials or incur any expense to prepare such portion of the Demised Premises for Tenant's occupancy. Notwithstanding anything to the contrary herein contained, Tenant shall bear the cost of moving its personal property, furniture and fixtures to the extent necessary to permit Landlord to perform and complete Landlord's Work. Tenant understands and agrees that it is necessary that Tenant vacate any portion of the Demised Premises that it is required to vacate as stated in a timely manner so that Landlord may commence Landlord's Work with respect to such portion of the Demised Premises, and Tenant's failure to do so shall be deemed to be a delay caused by Tenant for purposes of Section 3.02.

         3.04 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises shall be and remain a part of the Demised Premises and shall be deemed the property of Landlord.

         3.05 All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, located in the Demised Premises and acquired by Tenant, without expense to Landlord ("Tenant's Property"), which can be removed without damage to the Building that cannot be repaired shall remain the property of Tenant and, except as otherwise prohibited by this lease and so long as Tenant is not in default hereunder, may be removed by it at any time during the term of this lease; provided that, if any of Tenant's Property is removed, Tenant shall promptly pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. In addition, Tenant shall pay, prior to delinquency, any and all taxes and assessments levied upon or against Tenant's Property and/or all work, alterations and improvements made by or performed by Tenant, failing which Landlord may do so on Tenant's behalf and, thereafter be reimbursed by Tenant upon demand, as additional rent hereunder.

         3.06 Tenant shall be given access to each Additional Space prior to substantial completion of Landlord's Work thereon in order to install voice and data cabling provided, however, that the performance of such installation shall not, in Landlord's reasonable judgment, interfere with the performance or completion of Landlord's Work.

                                    ARTICLE 4

                               ADJUSTMENTS OF RENT

         4.01 Tax Escalation. For the purposes of Sections 4.01 - 4.06:

              (a) "Taxes" shall mean the real estate taxes and assessments and special assessments imposed upon the Building. If at any time during the term of this lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Demised Premises and imposed upon Landlord, or (iii) a license fee measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof provided, however, Taxes shall not include any tax or assessment imposed upon the net income of Landlord, or any gift, estate or inheritance tax.

              (b) "Tax Base" shall mean the Taxes assessed against the Building with respect to the Base Year.

              (c) "Base Year" shall mean the calendar year 1997.

              (d) "Tax Year" shall mean the fiscal year for which Taxes are levied by the governmental authority.

              (e) "Tenant's Proportionate Share" shall mean, for purposes of this lease and all calculations in connection with-here, 7.353% percent.

              (f) "Tenant's Projected Share of Taxes" shall mean the Tax Payment, if any, to be made by Tenant for the then current Tax Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent. Notwithstanding the foregoing, however, if, and for so long as, Landlord shall pay deposits to any mortgagee or ground lessor on account of Taxes and such payment by Landlord is, or is to be, in excess of the Tax Payment, if any, made by Tenant for the prior Tax Year, "Tenant's Projected Share at Taxes" shall be deemed to mean an amount equal to Tenant's Proportionate Share of each such deposit and shall be payable on the same periodic basis that Landlord pays such deposit to the mortgagee or ground lessor at least fifteen (15) days before the date upon which each such deposit is due from Landlord,

         4.02 If the Taxes for any Tax Year occurring, in whole or in part, after the Base Year shall be more than the Tax Base, Tenant shall pay, as additional rent for such Tax Year (or portion thereof), an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Tax Base (the amount payable by Tenant is hereinafter called the "Tax Payment"). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor, which demand shall be accompanied by a copy of the tax bill together with Landlord's computation of the Tax Payment. It the Taxes for any Tax Year are payable to the taxing authority on an installment basis, Landlord may, but shall not be obligated to, serve such demands upon, and the Tax Payment with respect to such Tax Year shall be payable by, Tenant on a corresponding installment basis.

         4.03 Notwithstanding the fact that the increase or decrease in additional rent is measured by an increase or decrease in Taxes, such increase is additional rent and shall be paid by Tenant as provided herein and such decrease shall result in a credit to Tenant regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status or for any other reason whatsoever provided, however, that no such decrease shall reduce the fixed rent below the amounts herein set fourth.

         4.04 Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and/or Building. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increases or received the benefit of any decreases, Landlord shall, after deducting its reasonable expenses, including without limitation, attorneys' fees and disbursements in connection therewith, credit Tenant's Proportionate Share of such rebate against the next Tax Payment(s) due from Tenant, or refund such amount to Tenant if no further Tax Payments are due from Tenant.

         4.05 Within ninety (90) days after the expiration of any Tax Year occurring in whole or in part after the Term Commencement date, landlord shall furnish tenant with a statement setting forth Tenant's Proportionate Share of Taxes. The statement furnished under this Section 4.05 is hereinafter called a "Tax Statement."

         4.06 Commencing with the first Tax Year that Landlord shall be entitled to receive a Tax Payment, Tenant shall pay to Landlord, as additional rent for the then Tax Year, Tenant's Projected Share of Taxes. Upon each date that a Tax Payment or an installment on account thereof shall be due from Tenant pursuant to the terms of Section 4.02 hereof, Landlord shall apply the aggregate amount of the installments of Tenant's Projected Share of Taxes then on account with Landlord against the Tax Payment or installment thereof then due from Tenant. In the event that such aggregate amount shall be insufficient to discharge such Tax Payment or installment, Landlord shall so notify Tenant in a demand served upon Tenant pursuant to the terms of Section 4.02, and the amount of Tenant's payment obligation with respect to such Tax Payment or installment pursuant to Section
4.02 shall be equal to the amount of the insufficiency. If, however, such aggregate amount shall be greater than the Tax Payment or installment, Landlord shall credit Tenant with the amount of such excess against the next payment(s) of Tenant's Projected Share of Taxes due hereunder, or refund such amount to Tenant if no further Tax Payments are due from Tenant.

         4.07 Expense Escalation. For the purposes of Sections 4.07 - 4.11:

              (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Building, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) pension payments and other fringe benefits of employees of Landlord engaged in the operation and maintenance of the Building, but not above building manager (and if such employees shall service other buildings, only to the extent of that portion of such salaries and other benefits that shall represent work performed for the Building); (ii) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subdivision (i); (iii) the cost of all charges for steam, heat, ventilation, air conditioning and water (including sewer rental and taxes) furnished to the Building and/or used in the operation of all of the service facilities of the Building and the cost of all charges for electricity furnished to the public and service areas of the Building and/or used in the operation of all of the service facilities of the Building including any taxes on any of such utilities; (iv) the reasonable cost of all charges for rent, hazard, casualty, war risk insurance (if obtainable from the United States government) and liability insurance for the Building carried by Landlord; (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for the direct management of the Building (if there is no managing agent for the Building, a sum in lieu thereof which is not in excess of the then prevailing rates for managing agents of other first class office buildings in the area in which the building is located); (vii) the cost of all charges for window cleaning and service contracts with independent contractors for the common areas of the Building; (viii) the cost of rentals of capital equipment designed to result in savings or reductions in Operating Expenses; (ix) the cost of capital improvements made by Landlord with respect to the maintenance and/or operation of the Land and/or Building, amortized over the shorter of (A) ten (10) years and (B) the life of such capital improvements; (x) the cost of compliance by Landlord with any federal, state, municipal or local ordinances affecting the Land and/or the Building; (xi) the cost relating to the maintenance and operation of the elevators in the Building; (xii) the cost relating to protection and security; (xiii) the reasonable cost relating to lobby decorations and interior and exterior landscape, maintenance; (xiv) repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class office building in the area in which the Building is located; (xv) painting of non-tenanted areas; (xvi) professional and consulting fees (excluding, however, any such fees incurred in connection with the enforcement of leases in the Building); and (xvii) association fees or dues. If less than ninety-five (95%) percent of the rentable square footage in the Building shall have been occupied by tenants at the time the Operating Expenses for the Operating Expense Base are determined or any adjustment period thereafter, Operating Expenses shall be "grossed up" to the amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Operating Expense Base year or any adjustment period thereafter assuming ninety five percent (95%) of the total rentable square footage in the Building were occupied during the Operating Expense Base year or any adjustment period thereafter, as determined under generally accepted accounting principles consistently applied. Only those component expenses that are affected by variations in occupancy levels shall be so adjusted. Operating Expenses shall not include (A) costs of painting and decorating for any tenant's space; (B) administrative wages and salaries, including executive compensation;
(C) renting commissions; (D) franchise taxes or income taxes of Landlord; (E) real estate taxes on the Building to the extent included in Sections 4.01-
4.06; (F) the costs of providing overtime heat and air-conditioning to tenants of the Building to the extent that the same are payable by the tenants for whom such services are provided; (G) the cost of any work or service provided to any tenant of the Building that is not provided to Tenant; (H) the cost of any work required as a result of a casualty or condemnation; (I) costs to comply with any law, rule or regulation applicable to the Building or Land to the extent the Building is in violation of same as of the Term Commencement Date; (J) depreciation; (K) interest and amortization payments under any mortgage affecting the Building, and rent payments under any ground lease affecting the Building; (L) costs resulting from the materially disproportionate use of any utility or service supplied by Landlord to any other occupant of the Building; and (M) the cost of capital improvements except to the extent set forth in clause (ix) of this Section 4.07(a).

              (b) "Operational Year" shall mean each calendar year during the term hereof.

              (c) "Operating Expense Base" shall mean the Operating Expenses for the Base Year.

              (d) "Tenant's Projected Share of Operating Expenses" shall mean Tenant's Operating Expense Payment, if any, for the then current Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

              (e) "Tenant's Proportionate Share" shall have the meaning ascribed to it in subsection 4.01(e); provided, however, that Tenant's Proportionate Share shall be increased proportionately, by deleting from the denominator used in obtaining Tenant's Proportionate Share the square footage of any tenant in the Building, to the extent such tenant in the Building is not Receiving any variable cost services (such as, by way of example but not limitation, janitorial services or trash removal) which are provided to other tenants in the Building, as and to the extent of the cost of each particular item set forth in subsection 4.07(a) not so furnished.

         4.08 Within ninety (90) days after the expiration of each Operational Year, Landlord shall furnish Tenant a statement setting forth the aggregate amount of the Operating Expenses for such Operational Year. The statement furnished under this Section 4.06 is hereinafter called an "Operating Statement".

         4.09 If the Operating Expenses for any Operational Year occurring, in whole or in part, after the Base Year shall be more than the Operating Expense Base, Tenant shall pay, as additional rent for such Operational Year (or portion thereof), an amount equal to Tenant's Proportionate Share of the amount by which the Operating Expenses for such Operational Year are greater than the Operating Expense Base. (The amount so payable by Tenant is hereinafter called the "Operating Expense Payment".) The Operating Expense shall be prorated, if necessary, to correspond with that portion of an Operational Year occurring with the term of this lease. The Operating Expense Payment shall be payable by Tenant within thirty (30) days after receipt of the Operating Statement.

         4.10 Commencing with the first Operational Year after Landlord shall be entitled to receive an Operating Expense Payment, Tenant shall pay to Landlord, as additional rent for the then Operational Year, Tenant's Operating Expense Payment. If the Operating Statement furnished by Landlord to Tenant at the end of then Operational Year shall indicate that Tenant's Projected Share of Operating Expenses exceeded the Operating Expense Payment, Landlord shall credit Tenant the amount of such excess against the subsequent payment(s) of Operating Expense Payment due hereunder (or refund to Tenant such amount if no further Operating Expense Payments are due from Tenant); if such Operating Statement furnished by Landlord to Tenant hereunder shall indicate that the Operating Expense Payment exceeded Tenant's Projected Share of Operating Expenses for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

         4.11 Every Operating Statement given by Landlord pursuant to Section
4.08 shall be conclusive and binding upon Tenant unless (i) within thirty (30) days after the receipt of such Operating Statement Tenant shall notify Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to arbitration within ninety (90) days after receipt of the Operating Statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall within ten (10) days after receipt of such Operating Statement, pay additional rent, if due, in accordance with the Operating Statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall credit Tenant the amount of any excess against the subsequent payment(s) of Operating Expense Payment due hereunder (or refund to Tenant such amount if no further Operating Expense Payments are due from Tenant) and Landlord shall pay for the reasonable out-of-pocket costs incurred by Tenant in connection with such audit within thirty (30) days after Tenant's demand. If the dispute shall be determined in Landlord's favor, Tenant shall pay Landlord for the reasonable out-of-pocket costs incurred by Landlord in connection with such audit within thirty (30) days after Landlord's demand. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying Operating Expenses incurred by Landlord and to have and make copies of any and all bills and vouchers relating thereto and subject to reimbursement by Tenant as herein provided.

         4.12 Landlord's failure during the lease term to prepare and deliver any of the tax bills, statements or notices set forth in this Article, or Landlord's failure to make a demand for payment therefor, or Landlord's preparation and delivery of any incorrect tax bills, statements or notices, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent which may have or are to become due during the term of this lease. Tenant's liability for the amounts due under this Article shall survive the expiration of the term of this lease.

                                    ARTICLE 5

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

         5.01 This lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Building now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver any reasonable instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successor in interest may reasonably request to such subordination. The leases to which this lease is, at the time referred to, subject and subordinate pursuant to which this Article are hereinafter sometimes called "superior leases" and the mortgages to which this lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the lessor of a superior lease or its successor in interest at the time referred to is sometimes hereinafter called a "lessor" and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "holder".

         5.02 In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time or notice, to cancel or terminate this lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each superior mortgage and the lessor of each superior lease whose name and address Tenant shall have been provided with and
(ii) unless such act or omission shall be one which is not capable of being remedied by Landlord or such mortgage holder or lessor within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such holder or lessor shall have become entitled under such superior mortgage or superior lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such holder or lessor shall with due diligence give Tenant written notice of its intention to, and commence and continue, remedy such act or omission.

         5.03 If the lessor of a superior lease or the holder of a superior mortgage, or the designee of either, shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights (herein sometimes called "successor landlord") and upon successor landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment except that the successor landlord shall not:

              (a) be liable for any previous act or omission of Landlord under this lease;

              (b) be subject to any offset, not expressly provided for in this lease, which shall have therefore accrued to Tenant against Landlord;

              (c) be bound by any previous modification of this lease, not expressly provided for in this lease, or any previous prepayment of more than one (1) month's fixed rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this lease.

         5.04 If, in connection with obtaining, continuing or renewing financing for which the Building, Land or the interest of the lessee under any superior lease represents collateral, in whole or in part, the holder or proposed holder (including any which may elect that this lease shall have priority over such superior mortgage) shall request reasonable modifications of this lease as a condition of such financing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant's obligation to pay fixed rent or additional rent or shorten or lengthen the term of this lease or do not materially increase any other obligations or materially diminish any other rights of Tenant under this lease.

         5.05 The subordination of this lease to any superior mortgage or lease now or hereafter affecting the Building shall be subject to the following conditions: (a) Landlord shall obtain, prior to the date the Additional Premises are ready for occupancy, a non-disturbance and quiet enjoyment agreement for Tenant's benefit from the holder of the superior mortgage or lease which affects the Building as of the date of this lease, which non-disturbance and quiet enjoyment agreement may be on such mortgagee's standard form previously exhibited to Tenant, and (b) Landlord shall obtain a non-disturbance and quiet enjoyment agreement for Tenant's benefit from each holder of a superior mortgage or lease which may at any time in the future affect the Building, which non-disturbance agreement may be contain substantially the same terms and conditions as those contained in the non-disturbance and quiet enjoyment agreement entered into between Tenant and the holder of the superior mortgage or lease which affects the Building as of the date of this lease.

                                    ARTICLE 6

                                 QUIET ENJOYMENT

         6.01 So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises subject, nevertheless, to the obligations of this lease and, as provided in Article 5, to the superior leases and the superior mortgages, if any.

                                    ARTICLE 7

                            ASSIGNMENT AND SUBLETTING

         7.01 Except as expressly provided herein (including, without limitation, in Sections 7.14 and 7.15 below) Tenant, for itself, its heirs, distributes, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, nor suffer, nor permit the Demised Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord in each instance (which consent may be withheld in the sole and unreviewable discretion of Landlord except as otherwise provided in Section 7.07 hereof). If this lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, but shall not be obligated to, after default by Tenant, collect rents from the assignee, undertenant or occupant, and apply the net amount collected to the rents herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant under this lease, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant, or its assignee or subtenant, from obtaining the express consent in writing of Landlord to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance (which consent may be withheld in the sole and unreviewable discretion of Landlord except as otherwise provided in Section 7.07 hereof).

         7.02 Except as expressly provided herein (including, without limitation, in Sections 7.14 and 7.15 below) if Tenant shall, at any time or times during the term of this lease, desire to assign this lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) an original, fully executed, copy of a binding agreement between Tenant and the proposed assignee or subtenant containing all of the material terms of the proposed assignment or sublease, the effective or term commencement date of which shall be not less than thirty (30) nor more than one hundred twenty (120) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, and (c) current certified financial information with respect to the proposed assignee or subtenant including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (ii) terminate this lease with respect to the portion of the Demised Premises being sublet (if the proposed transaction is a sublease of less than substantially all of the Demised Premises). Said options may be exercised by Landlord by notice to Tenant at any time within twenty (20) days after such notice has been given by Tenant to Landlord; and during such twenty (20) day period Tenant shall not assign this lease nor sublet such space to any person or entity.

         7.03 If Landlord exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then this lease shall end and expire on the date that such assignment or sublet was to be effective or Commence, as the case may be, and the fixed rent and additional rent due hereunder shall be paid and apportioned to such date.

         7.04 If Landlord exercises its option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then
(a) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent due hereunder shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises, as reasonably determined by Landlord; and, (c) Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys fees incurred in connection with its review of such sublease.

         7.05 Intentionally Omitted.

         7.O6 Intentionally Omitted.

         7.07 In the event Landlord does not exercise an option provided to it pursuant to Section 7.02 (except to the extent Section 7.02 is inapplicable as provided in Section 7.15 below) then provided that Tenant is not in default of any of Tenant's obligations under this lease which has continued beyond expiration of the applicable cure period, if any, provided for hereunder, Landlord's consent (which must be in writing and in form and substance reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

              (a) Except as provided in Section 7.15 below, Tenant shall have complied with the provisions of Section 7.02 and Landlord shall not have exercised any of its options under said Section 7.02 within the time permitted therefor;

              (b) The proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (i) is limited to the use expressly permitted under this lease, and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

              (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

              (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common Control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building and there exists space in the Building that is suitable for the needs of such proposed assignee or sublessee, and such proposed assignee or sublessee has not first approached Landlord with an offer to lease such available space;

              (e) The proposed assignee or sublessee is not a person with whom Landlord or its agent is then negotiating to lease space in the Building;

              (f) The form of the proposed sublease or assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

              (g) There shall not be more than three (3) subtenants (including Landlord or its designee) with respect to any floor constituting a portion of the Demised Premises;

              (h) The rental and other terms and conditions of the assignment or sublease are the same as those contained in the proposed assignment or sublease furnished to Landlord pursuant to Section 7.02;

              (i) Tenant shall reimburse Landlord on demand for any and all reasonable costs or expenses that may be incurred by Landlord in connection with said assignment or sublease including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

              (j) Tenant shall not have advertised in any way the fixed rent and additional rent under this Lease;

              (k) The assignment or sublease shall not allow the use of the Demised Premises or any part thereof for (1) the preparation and/or sale of food for on or off premises consumption or (ii) for use by a foreign or domestic governmental or quasi governmental agency; and

              (l) There shall be no reasonably likely material increase in the traffic to or from the Demised Premises as a result of such assignment or sublease.

         Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting to Landlord or its designee or any such subletting to any other subtenant and/or acceptance of fixed rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any assignee, subtenant or other occupant permitted hereunder or anyone claiming under or through any assignee, subtenant or other occupant permitted hereunder which shall be in violation of any of the obligations of this lease, shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such assignment or subletting, no other and further assignment or subletting of the Demised Premises by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article,

         7.08 In the event that (a) Landlord fails to exercise any of its options under Section 7.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section
7.02 before assigning this lease or subletting all or part of the Demised Premises, Landlord shall grant or withhold its approval to the subletting or assignment proposed by Tenant within twenty (20) days after Tenant has provided Landlord with its written request therefor and all of the materials and information called for in this Article 7.

         7.09 With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

              (a) No subletting shall be for a term ending later than one (1) day prior to the initial Term Expiration Date;

              (b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord within the time period provided in section 7.08(b);

              (c) Each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset not expressly provided in this lease, if any, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one (1) months rent not received by Landlord.

         7.10 If the Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

              (a) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other considerations paid to

Tenant by the assignee for or by reason of the assignment of the leasehold interest in the Demised Premises; and

              (b) in the case of a sublease, an amount equal to fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and less the reasonable out of pocket expenses incurred by Tenant in connection with such subletting including, without limitation, reasonable advertising expenses, reasonable attorneys' fees, reasonable rent concessions, reasonable brokerage commissions and reasonable costs incurred to prepare the subleased premises for the subtenant's occupancy.

The sums payable under subsections (a) and (b) above shall be paid to Landlord as and when paid from the assignee or subtenant, as the case may be, to Tenant.

         7.11 If Tenant, or any permitted assignee or subtenant, is a corporation, and if the shares of Tenant's stock are not publicly traded on a recognized exchange, the provisions of Section 7.01 shall apply to a transfer, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, of a majority of the issued and outstanding capital stock of Tenant, or any permitted assignee or subtenant, as if such transfer of a majority of the stock of Tenant, or any permitted assignee or subtenant, were an assignment of this lease. If Tenant, or any permitted assignee or subtenant, is a partnership, the provisions of Section 7.01 shall apply to a transfer, however accomplished, whether in a single transaction or in a series of related or unrelated transactions, of a majority of the total interest in the partnership as if such transfer of a majority of the total interest in the partnership were an assignment of this lease.

         7.12 Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, within the time provided in Section 7.08(b), in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed arising after the effective date of the assignment or transfer and whereby the assignee shall agree that the provisions in Section 7.01 shall, notwithstanding such assignment or transfer, continue to be binding upon Tenant in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfers whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for all of the other obligations of this lease on the part of Tenant to be performed or observed.

         7.13 The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

         7.14 The provisions of Section 7.01, 7.02, 7.03, 7.04, 7.07, 7.10 and
7.11 shall not apply to any assignment, sublease or other transfer of this lease or any subletting of all or a portion of the Demised Premises to any corporation, partnership or other entity (a) into or with which Tenant is merged or consolidated, or (b) to which all or substantially all of the Tenant's assets are transferred, or (c) controlled by, controlling or under common control with Tenant or the existing shareholders of Tenant or their immediate families, with "control" meaning ownership of 51% or more of the entity in question, or (d) the transfer of stock between and among existing shareholders and their immediate families, or (e) the transfer of stock in connection with "going public", provided, however, Tenant shall notify Landlord prior to or immediately after entering into any such transaction and, to the extent Tenant discloses any proprietary information to Landlord with respect to such transaction, Landlord shall agree to keep the same reasonably confidential.

         7.15 The Provisions of Section 7.01 and the balance of Section 7.02 after the first sentence thereof shall not apply to any subletting of not more than 10,000 square feet of the Demised Premises, provided, however, that all other provisions of this Article 7 (including, without limitation, the first sentence of Section 7.02) shall continue to apply to any subletting of such floor.

                                    ARTICLE 8

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

         8.01 Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at Tenant's expense Tenant shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and/or occupation thereof, or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises, (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, including the performance of any work performed by Landlord for or on behalf of Tenant (other than Landlord's
Work), or (iv) breach of any of Tenant's obligations hereunder. However, Tenant shall not be so required to make any structural or other substantial change in the Demised Premises unless the requirement arises from a cause or condition referred to in clause (ii), (iii) or (iv) above. Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Demised Premises, but may contest the same subject to conditions reciprocal to Subsections (a), (b) and (d) of Section
8.02. Landlord and Tenant hereby acknowledge and agree that Tenant's obligations with respect to the Demised Premises under this Section 8.01 shall include, without limitation, compliance throughout the term of this lease with the Americans With Disabilities Act of 1990, together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder ("ADA"); provided, however, that Landlord agrees, at its sole expense, to cause the Common Areas (as hereinafter defined) to be in compliance with ADA, as and to the extent thereby required. In addition, Landlord represents that as of the date of this Lease, the Common Areas are in compliance with the ADA and all other applicable laws, rules and regulations affecting the Building, and if Landlord has breached such representation, Tenant shall have no obligation to contribute (as part of its Operating Expense payments) towards the cost of effecting such compliance that is necessary to make such representation true and correct. Tenant shall pay all the costs, expenses, fines, penalties and damages imposed upon Landlord or any superior lessors or superior mortgagees by reason of or arising out of Tenant's failure to comply with the provisions of this Section. For example, but not by way of limitation, if any public authority requires or recommends any additional sprinkler heads or changes to the sprinkler system in or serving the Demised Premises solely by reason of the manner of conduct of Tenant's business in the Demised Premises or by reason of Tenant's alterations, or the location of partitions, trade fixtures, or other contents of the Demised Premises (except in connection with Landlord's Work), Tenant shall, at its expense, promptly make and supply such additional sprinkler heads or make such changes.

         8.02 Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings, provided that:

              (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

              (b) Tenant shall defend, indemnify and hold harmless Landlord against all liability, loss, damage, cost or expense which Landlord shall suffer by reason of such non-compliance or contest including, but not limited to, attorney's fees and other expenses incurred by Landlord;

              (c) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or if such superior lease and/or superior mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant;

              (d) Tenant Shall furnish Landlord with such security as Landlord shall require in connection with Tenant's non-compliance or contest; and

              (e) Tenant shall keep Landlord advised in writing as to the status of such proceedings. Without limiting the application of Section 8.02(a) thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said Subsection, if Landlord, or any officer or shareholder of Landlord individually, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such officer (as the case may be) is required to plead or answer thereto.

         8.03 In addition, and notwithstanding anything to the contrary contained elsewhere in this lease, Tenant shall, at all times, comply with all local, state and federal laws, rules and regulations governing the use, handling and disposal of Hazardous Material in the Demised Premises by Tenant, its subtenants, licensees and invitees including, but not limited to, Section 1004 of the Federal Reserve Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq. (42 U.S.C. Section 6903) and any additions, amendments, or modifications thereto. As used herein, the term "Hazardous Material" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Demised Premises is located or the United States Government. Landlord and its agents shall have the right, but not the duty, to inspect the Demised Premises at any time to determine whether Tenant is complying with the terms of this Section 8.03. If Tenant is not in compliance with this Section 8.03, Landlord shall have the right to immediately enter upon the Demised Premises and take whatever actions as are reasonably necessary to comply including, but not limited to, the removal from the Demised Premises of any Hazardous Material and the restoration of the Demised Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all costs so incurred by Landlord, as additional rent, ten (10) days upon receipt of a bill therefor plus twenty (20%) percent for Landlord's admini-stration expenses in connection therewith. To the extent that any Hazardous Materials exist in the Building as of the Term Commencement Date, Tenant shall not be responsible for costs incurred by Landlord in connection therewith.

                                    ARTICLE 9

                                    INSURANCE

         9.01 Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire insurance policy then issued for office buildings in the locality of the Premises, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Demised Premises which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section 9.03) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts satisfactory to Landlord.

         9.02 Tenant covenants to provide, on or before the Term Commencement Date, and to keep in force during the term hereof, the following insurance coverage:

              (a) For the benefit of Landlord and Tenant, a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies authorized to do business in the State of New Jersey and satisfactory to Landlord and the limits of liability thereunder shall not be less than Three Million ($3,000,000) Dollars combined single limit coverage on a per occurrence basis and One Million ($1,000,000) Dollars in respect of property damages. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any.

              (b) Fire and Extended coverage in an amount adequate to cover the cost of replacement of all personal property, trade fixtures, leasehold improvements, furnishing and equipment in the Demised Premises. Such policy shall be written by good and solvent insurance companies authorized to do business in the State of New Jersey and satisfactory to Landlord.

         Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be modified or cancelled except upon thirty (30) days' notice to Landlord, together with evidence satisfactory to Landlord of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default under this lease, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default which continues after the expiration of any applicable cure period provided for hereunder.

         9.03 Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each file or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Pre-mises. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then, except as provided in the following two paragraphs, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

         In the event that Landlord shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, at Tenant's option Landlord shall cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such as assured, Tenant shall pay such additional premium to Landlord promptly upon demand. In the event that Tenant shall have been named as one of the insureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

         In the event that Tenant shall be unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an insured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under this paragraph with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the insureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft or order for the payment of money representing the proceeds of any such policy or any other payment growing out of or connected with said policy and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

         Subject to the waiver of subrogation being obtained or being named as an additional insured pursuant to the foregoing provisions of this Section 9.03, and insofar as may be permitted by the terms of the insurance policies carried by it, notwithstanding anything to the contrary in this Lease, each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

         9.04 If, by reason of a failure of Tenant to comply with the provisions of Section 8.01 or Section 9.01, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

         9.05 If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section 9.03, the dispute shall be determined by arbitration pursuant to
Article 34.

         9.06 A schedule or make up of rates for the Building or the Demised Premises, as the case may be, issued by the New Jersey Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

         9.07 Landlord shall maintain such insurance as may be required pursuant to the terms of any superior mortgage or lease affecting the Building or as may be required under the Master Deed.

                                   ARTICLE 10

                              RULES AND REGULATIONS

         10.01 Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit C and made a part hereof, and such changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises or parking rights except as required by any governmental law, rule, regulation, ordinance or similar decree; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this lease shall control. Landlord shall use its good faith efforts to ensure compliance with all Rules and Regulations against the other tenants in the Building.

         10.02 Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease, as against any other Tenant, and Landlord shall not be liable to Tenant in any manner for violation of the same by any other Tenant or its employees, agents or visitors.

                                   ARTICLE 11

                                TENANT'S CHANGES

         11.01 Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (hereinafter collectively called "changes" and, as applied to changes provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the prior written approval of Landlord (which may be withheld in the sole and unreviewable discretion of

Landlord) in each instance. Notwithstanding the foregoing, however (a) Tenant may, upon prior notice to Landlord but without Landlord's consent, make decorations and non-structural changes that do not affect any of tile Building systems(including, without limitation, the electrical, mechanical and HVAC systems) and that cost less than $100,000.00 in the aggregate in any one year period, and (b) Tenant may, upon prior notice to Landlord and subject to Landlord's consent, not to be unreasonably withheld or delayed, make decorations and non-structural changes that cost more than $100,000.00 in the aggregate in any one-year period.

         11.02 Tenant shall submit to Landlord, for Landlord's review and approval, detailed plans and specifications with respect to any proposed Tenant's Change. Tenant shall promptly reimburse Landlord for any reasonable out-of-pocket costs and expenses incurred in connection with such review including, but not limited to, architectural, engineering and counsel fees, together with an amount equal to ten (10%) percent of the costs and expenses incurred by Tenant in connection with any such Tenant's Change, as Landlord's administrative charge. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to Landlord's established standard for the Building. Tenant's Changes shall be performed in such manner as not to interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's satisfaction) as not to impose any additional expense upon Landlord in the maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, worker's or workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building as set forth in Section 9.02 hereof, in which Landlord and its agents shall be named as parties insured, in such limits as Landlord may prescribe, with insurers satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which, pursuant to the terms of Section 12.01, are to become Landlord's property at the expiration or sooner termination of the term of this lease, such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and substantially equal value unless Landlord shall otherwise expressly consent in writing (which consent shall not be unreasonably withheld or delayed) and Tenant shall, upon Landlord's request, store and preserve, at Tenant's sole cost and expense, any such fixtures, equipment or property so removed and shall return same to Landlord upon the expiration or sooner termination of this lease. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors or subcontractors reasonably satisfactory to Landlord and licensed therefor by all governmental agencies having or asserting jurisdiction.

         11.03 Tenant, at its expense, shall diligently, procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by the Department of Buildings of the Township of Mahwah or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expense and liabilities incurred in connection with any such Lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon, Tenant, at its expense, shall procure the satisfaction or discharge of all such liens by bonding or otherwise within fifteen (15) days after Landlord makes written demand therefor.

         11.04 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and/or Building nor interference with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to injunction. With respect to Tenant's Changes, Tenant shall make all arrangements for, and pay all expenses, at rates set by Landlord for the Building, incurred in connection with the use of the freight elevators servicing the Demised Premises.

                                   ARTICLE 12

                                TENANT'S PROPERTY

         12.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall become Landlord's property at the expiration or sooner termination of the term of this lease and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

         12.02 Notwithstanding the foregoing to the contrary, all paneling, movable partitions, lighting fixtures, special cabinet work, other business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to or contribution from Landlord, and can be removed without damage to the Building or the Demised Premises that cannot be repaired, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises, (all of which are sometimes called "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this lease; provided that if any of Tenant's Property is removed, Tenant or any party or person entitled to remove same shall promptly repair or promptly pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property, or any portion thereof, for which Landlord shall have granted any allowance or credit to Tenant or which has replaced such items originally provided by Landlord at Landlord's expense shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

         12.03 At or before the Initial Term Expiration Date, or the date of any earlier termination of this lease, or as promptly as practicable after such an earlier termination date, but in no event more than fifteen (15) days thereafter, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall fully repair any damage to the Demised Premises or the Building resulting from such removal. Tenant's obligation herein shall survive the termination of the lease.

         12.04 Any other items of Tenant's Property (except money, securities and other like valuables) which shall remain in the Demised Premises after the initial Term Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability, at Tenant's expense in such manner as Landlord may see fit.

                                   ARTICLE 13

                             REPAIRS AND MAINTENANCE

         13.01 Tenant shall take good care of the Demised Premises and shall, at its sole cost and, subject to section 9.03 hereof, expense, promptly make all repairs, ordinary extraordinary, interior or exterior, structural or otherwise, in and about the Demised Premises and the Building, as shall be required by reason of (i) the construction of Tenant's Changes, (ii) the installation, use or operation of Tenant's Property in the Demised Premises, (iii) the moving of Tenant's Property in or out of the Building, or (iv) the misuse or neglect of Tenant or any of its employees, agents or contractors; provided that (a) any structural repairs so required shall be performed by Landlord or by contractors approved in writing by Landlord, at Landlord's option, at Tenant's sole cost and expense, and (b) reasonable wear and tear shall be excepted. Tenant, at its sole cost and expense, shall replace all scratched, damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all lighting fixtures therein (reasonable wear and tear excepted), to the extent resulting from the items specified in subsections
(i) through (iv) above.

         13.02 Except as expressly otherwise provided in this lease, Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises provided that Landlord shall use due diligence with respect thereto, shall give Tenant prior notice of the necessity for any such work (except in an emergency), and shall use its reasonable efforts to minimize any disruption to Tenant's business (provided, however, that Landlord shall not be required to use overtime labor).

         13.03 Landlord shall keep and maintain the Building and its exterior, the Building lobby and all common areas, and the Building systems and facilities servicing the Demised Premises in good working order, condition and repair consistent with Class-A office buildings and, subject to Section 13.01 and
Article 11, make all structural repairs and replacements as and when needed to the Demised Premises, except for those repairs and replacements for which Tenant is responsible pursuant to any other provision of this lease.

                                   ARTICLE 14

                                   ELECTRICITY

         14.01 Landlord shall provide electricity to the Demised Premises on a check metering basis and Tenant shall be responsible for and pay to Landlord all charges therefor at Landlord's cost therefor plus a reasonable administrative charge not in excess of 5% or, if Landlord retains a third party to administer the providing and payment of Tenant's electricity (which Landlord presently retains), an amount equal to the reasonable out of pocket cost for such service. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, through no fault of Landlord, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Any additional riser or risers to supply Tenant's electrical requirements, upon written request to Tenant, will be installed by Landlord, at the sole cost and expense of Tenant, if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also at the sole cost and expense of

Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation. It is further covenanted and agreed by the Tenant that all the aforesaid costs and expenses are chargeable and collectible as additional rent and shall be paid by the Tenant to the Landlord within ten (10) days after the rendering of any bill or statement to the Tenant therefor. Landlord may discontinue any of the aforesaid electrical services upon thirty (30) days notice to Tenant (provided Landlord also discontinues electrical service to all similarly situated tenants in the Building) without being liable to Tenant therefor or without in any way affecting this lease or the liability of the Tenant hereunder or causing a diminution of fixed or additional rent and the same shall not be deemed to be a lessening or diminution of services within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued provided that an alternate source of electricity is available to Tenant and Tenant obtains same. Tenant shall make no alterations or additions to the electric equipment and/or appliances without the prior written consent of Landlord in each instance.

         14.02 Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system, beyond that on Tenant's approved plans for initial occupancy, other than lamps, typewriters, personal computers and other small office machines which consume comparable amounts of electricity, without Landlord's prior written consent (which consent may not be unreasonably withheld or delayed) in each instance. In no event shall Tenant use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment and machines in the Demised Premises would result in an overload of the electrical circuits servicing the Demised Premises or the Building.

                                   ARTICLE 15

                                SECURITY DEPOSIT

         15.01 Tenant has deposited with Landlord the sum of $60,595.82 either in cash or by Letter of Credit as provided below, as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, covenants and conditions of this Lease, including, but not limited to, the payment of fixed rent and additional rent, Landlord may use, apply or retain the whole or any part of the cash security so deposited, or may notify the Issuing Bank (as defined below), and thereupon receive all monies represented by said Letter of Credit to the extent required for the payment of any fixed rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, provisions, covenants and conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that

Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant, or Landlord shall return the original Letter of Credit to Tenant, as the case may be, after the date fixed as the end of the term of this Lease and after delivery of entire possession of the Demised Premises to Landlord as provided hereunder. In the event of a sale of the Land and Building or leasing of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the cash security or the Letter of Credit, as the case may be, to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit; and Tenant agrees to look solely to the new Landlord for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the cash security or the Letter of Credit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security or the Letter of Credit and that neither Landlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the cash security deposited, or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount applied or retained so that at all times the amount deposited shall be $60,595.82.

         15.02 In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional Letter of Credit issued by and drawn upon any commercial bank (the "Issuing Bank") that shall be a member of the New York Clearing House Association or have a net worth in the United States of not less than $100,000,000.00, and an office where such Letter of Credit can be drawn upon in New York City or Bergen or Essex Counties, New Jersey, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $60,595.82 Letter of Credit shall provide that:

              (a) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft in the amount to be drawn;

              (b) The Letter of Credit shall be deemed to be automatically renewed without amendment, for consecutive periods of one (1) year during the term of this lease, unless the Issuing Bank sends written notice (the "Non-Renewal" Notice") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of credit, that it elects not have such Letter of Credit renewed;

              (c) Landlord, within twenty (20) days after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft, to receive the moneys represented by the Letter of Credit (which moneys shall be held by Owner as a cash deposit pursuant to the terms of this Article 15 pending the replacements of such Letter of Credit); and

              (d) Upon Landlord's sale of the Building or a leasing of the Building, the Letter of Credit shall be transferable by Landlord as provided in
Section 15.01.

                                   ARTICLE 16

                              LANDLORD'S SERVICES


         16.01 Landlord agrees to furnish to the Premises and/or Building at no additional charge (unless otherwise provided for in this lease and/or to the extent included in operating Expenses) the following utilities and services: (a) heating and cooling to the Demised Premises in accordance with Landlord's then standard for the Building during normal Business Days and Business Hours (provided that such heating and cooling shall be available during other hours and on other days upon prior notice and request by Tenant and Tenant pays Landlord as additional rent on demand the reasonable hourly overtime charge therefor which Landlord shall from time to time establish); (b) hot and cold water suitable for drinking, lavatory, toilet and ordinary cleaning purposes;
(c) electricity suitable for general office use of the Demised Premises as provided, subject to the charges therefor specified in Section 14.01 above; (d) replacement of lighting tubes, lamp ballast's and bulbs which Tenant, at Landlord's option, shall purchase from Landlord at Landlord's reasonable actual out of pocket cost plus overhead and profit not to exceed ten (10%) percent of the cost of the item in question; (e) extermination and pest control when necessary which Tenant shall be required to pay (at Landlord's reasonable cost therefor); (f) janitorial services in and about the Demised Premises, pursuant to specifications set out in Exhibit E attached hereto and made a part hereof;
(g) security services for the Common Areas of the Building; and (h) if applicable, elevator and/or escalator service provided, however, that use of the freight elevator must be scheduled in advance with Landlord's representative. Additionally, Landlord shall manage, operate and administer the Building.

         16.02 Landlord shall maintain the name of Tenant on the Building directory. In the event Tenant shall require additional or substitute listings on the Building directory, Landlord shall, to the extent space for such additional or substitute listing is available (as determined by Landlord, in its sole discretion) maintain such listings and Tenant shall pay to Landlord an amount equal to Landlord's standard charge for such listings.

         16.03 Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes or the making of repairs or changes which Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control.

         16.04 For purposes of this Article 16 and as otherwise applicable under this lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified;

              (a) "Building" shall mean the building and the land and other real property in the parcel more particularly described on Exhibit "A" hereto, and all other improvements on or appurtenances to said parcel. The Building, together with such land, improvements and appurtenances, has been subjected to the condominium form of ownership, and now constitutes a portion of the Office Unit in the Condominium (as hereinafter defined). Unless otherwise indicated, all references herein to the Building shall be deemed to mean the office Unit for so long as the Condominium is in existence.

              (b) "Business Day" shall mean Monday through Saturday, but excludes all federal and state holidays, or the days on which the holidays are designated for observance, including, without limitation: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

              (c) "Business Hours" shall mean 8:00 a.m. through 6:00 p.m., Monday through Friday, and 8:00 a.m. through 1:00 p.m., Saturday, on all Business Days.

              (d) "Calendar Year" shall mean any period during the initial term of this lease or any extended term of this lease, commencing on January 1 and ending on the next following December 31.

              (e) "Common Areas" shall mean all interior and exterior common areas, including, but not limited to, parking areas, driveways, building signs, landscaping, paving, sidewalks, hallways, stairways, escalators, elevators, common entrances, lobbies, restrooms and other similar public areas and access ways, that are designated by Landlord for the non-exclusive use of the tenants of the Building,

              (f) "Condominium" shall mean the Crossroads Condominium created pursuant to that certain Master Deed dated as of December 28, 1994 and recorded, as the same may, from time to time, be amended (the "Master Deed"), which subjected the Building and an area of approximately 101 acres to the condominium form of ownership consisting of three (3) condominium units, the Office Unit (the "Office Unit"), the Hotel Unit, which is part of the same structure as the office Unit, and the Development unit, an area of approximately 77 acres of vacant land Landlord presently intends to develop for retail or other purposes, The Office Unit and the Hotel Unit are located upon the approximately 34 acre Tower Site portion of the Condominium, as more particularly described in the Condominium Documents (as hereinafter defined).

              (g) "Condominium Documents" shall mean the Master Deed, By-Laws and Certificate of Incorporation for the Condominium, as the same may, from time to time, be amended.

         16.05 Landlord shall provide Tenant, at no additional cost, for the non-exclusive use of Tenant, the Building's parking facilities together with the other occupants of the Building. In addition, Tenant shall have the exclusive right to use ten (10) specific parking spaces located in the reserved parking area of the Building as designated by Landlord. Landlord shall maintain at the Building at least the minimum number of parking spaces required by applicable law.

                                   ARTICLE 17

                  ACCESS, CHANGES in BUILDING FACILITIES, NAME

         17.01 All portions of the Building except the inside surfaces of all walls, windows and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrance) and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

         17.02 Tenant shall permit Landlord to install, use, replace and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Demised Premises.

         17.03 Landlord or Landlord's agent shall have the right, upon reasonable advance notice (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof, at reasonable times during regular hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees or lessees of the Building as an entirety, and (ii) for the purpose of making such repairs or changes in or to the Demised Premises or in or its facilities, as may be provided for by this lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Tenant shall have the right to have a representative of Tenant accompany Landlord in its entry into the Demised Premises (except in emergency situations if a representative of Tenant is not available), and Landlord shall abide by any of Tenant's reasonable security precautions. Landlord shall be allowed to take all materials into and upon the Demised premises that may be required for such repairs, changes, repairing or maintenance, without liability to Tenant, Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or said structure. Landlord shall exercise its reasonable efforts to minimize any interference with Tenant's business in the Demised Premises during any entry therein, but nothing herein contained should be construed to impose upon Landlord any obligation to employ overtime labor.

         17.04 During the period of nine (9) months prior to the Initial Term Expiration Date Landlord may exhibit the Demised

Premises to prospective tenants upon prior reasonable notice to Tenant. Tenant shall have the right to have a representative of Tenant accompany Landlord in its entry into the Demised Premises.

         17.05 Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways thereof, as it may deem necessary or desirable, provided that the same shall not materially adversely affect access to or use of the Building or the Demised Premises or the elevator service provided thereto.

         17.06 Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at any time upon prior reasonable notice to Tenant.

         17.07 For the purposes of this Article, the term "Landlord". shall include lessors of leases and the holders of mortgages to which this lease is subject and subordinate as provided in Article 5.

                                   ARTICLE 18

                               NOTICE OF ACCIDENTS

         18.01 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable, (ii) all fires in the Demised Premises, (iii) all damages to or defects in the Demised Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 19

                        Non-Liability AND INDEMNIFICATION

         19.01 Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the negligence of Landlord, its agents, contractors or employees occurring within the scope of their respective employments, it being understood that no property, other than such as might normally be brought upon or kept in the Demised Premises as incident to the reasonable use of the Demised Premises for the purpose herein permitted, will be brought upon or be kept in the Demised Premises.

         19.02 Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims, costs or expenses (including, but not limited to reasonable counsel fees) (i) arising from (x) the conduct or operations conducted in the

Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created by Tenant in or about the Demised Premises during the term of this lease or during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to any portion of the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord shall from time to time, pay all of Landlord's reasonable costs and expenses incurred to resist and defend such action or proceeding. In no event shall Tenant be obligated to indemnify and hold Landlord harmless from any damage, liability, cost or expense, which is determined to have been caused by the negligence, wrongful act or omission of Landlord or its employees, agents or contractors.

         19.03 Except as otherwise expressly provided in this lease, this lease and the obligations of Tenant hereunder shall be in no wise affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national other public emergency or shortages of fuel, supplies or labor resulting therefrom, acts of God or other like cause beyond Landlord's reasonable control, and Tenant shall have no right of offset against any fixed rent or additional rent due hereunder for any reason whatsoever.

         19.04 Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims, costs or expenses (including, but not limited to reasonable counsel fees) (i) arising from (x) the conduct or operations conducted in the Common Areas, or (y) any work or thing whatsoever done, or any condition created in or about the Common Areas, or (ii) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its subtenants or licensees or its or their employees, agents or contractors, and (b) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant shall from time to time, pay all of Tenant's reasonable costs and expenses incurred to resist and defend such action or proceeding. In no event shall Landlord be obligated to indemnify and hold Tenant harmless from any damage, liability, cost or expense, which is determined to have been caused by the negligent, wrongful act or omission of Tenant or its employees, agents or contractors.

                                   ARTICLE 20

                              DESTRUCTION OR DAMAGE

         20.01 If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then, whether or not the damage or destruction shall have re-sulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises to substantially the same condition as existed prior to the damage, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property nor to restore any of Tenant's initial installations in and to the Demised Premises.

         20.02 If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period the restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

         20.03 If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than fifty (50%) percent of the full insurable value of the Building immediately prior to the casualty, then in either such case Landlord may terminate this lease by giving Tenant notice to such effect within sixty (60) days after the date of the casualty. In case of any damage or destruction mentioned in this
Section 20.03 Tenant may terminate this lease, by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within twelve (12) months from the date of such damage or destruction, or within such period after such date (not exceeding six (6) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control. Additionally, Landlord shall, as soon as reasonably practicable, obtain an estimate of the time required to complete the repair or restoration and promptly notify Tenant of such estimated time. Tenant may terminate this lease, by notice to Landlord, if the estimated time to complete such repair or restoration exceeds nine (9) months.

         20.04 No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article.

         20.05 Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of Tenant's refusal or failure to cooperate with Landlord and/or its agents or employees in connection with the settlement of Landlord's insurance claim (other than any failure or refusal so to cooperate arising directly out of Tenant's acts or omissions to act in its capacity, if any, as counsel to Landlord's insurance carrier) then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents, but the total amount of such rents not abated (which would otherwise have been abated) shall not exceed the amount of the uncollected insurance proceeds.

         20.06 Landlord will not carry insurance of any kind on Tenant's Property and shall not be obligated to repair any damage thereto or replace the same.

         20.07 The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any code or statute providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

                                   ARTICLE 21

                                 EMINENT DOMAIN

         21.01 If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title in such taking (which date is hereinafter also referred to as the "date of the taking"), and the fixed rent and additional rent due hereunder shall be prorated and adjusted as of such date.

         21.02 If only a part of the Building shall be so taken, this lease shall be unaffected by such taking, except that Tenant may elect to terminate this lease in the event of a partial taking, only if the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after (i) notice of such taking is given by Landlord to Tenant, or (ii) the date of such taking, whichever occurs sooner. Upon the giving of such notice by Tenant this lease shall terminate on the date of such taking and the fixed rent and additional rent due hereunder shall be prorated as of such termination date. Upon such partial taking and this lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent for the Demised Premises and additional rent shall be payable pursuant to Article 4 according to the rentable area remaining.

         21.03 Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this lease and Tenant shall receive no part of such award, except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns to Landlord all of its right, title and interest in or to every such award. Notwithstanding anything herein to the contrary, Tenant may, at its sole cost and expense, make a claim with the condemning authority for Tenant's moving expenses, the value of Tenant's fixtures or Tenant's Changes which would not become part of the Building or property of the Landlord upon the expiration or sooner termination of the term of this lease, provided however that Landlord's award is not thereby reduced or otherwise adversely affected.

         21.04 If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award for such taking which represents compensation for the use and occupancy of the Demised Premises and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This lease shall be and remain unaffected by such taking and Tenant shall continue responsible for all its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due provided, however, that the Tenant shall have the right to terminate this lease if such a temporary taking continues for more than six (6) months. It the period of temporary use of occupancy shall extend beyond the Initial Term Expiration Date, that part of the award which represents compensation for the use or occupancy of the Demised Premises (of a part thereof) shall be divided between Landlord and Tenant so that Landlord shall receive so much thereof as represents the period subsequent to the Initial Term Expiration Date. All moneys received by Landlord as, or as part of, an award for temporary use and occupancy for the period beyond the date to which the rents hereunder have been paid by Tenant, but prior to the Initial Term Expiration Date, shall be received, held and applied by Landlord as a trust fund for payment of the fixed rent and additional rent due hereunder.

         21.05 In the event of any taking of less than the whole of the Building which does not result in a termination of this lease, or in the event of a taking for a temporary use of occupancy of all or any part of the Demised Premises which does not extend beyond the Initial Term Expiration Date, Landlord, at its expense, and to the extent any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair, alter and restore the remaining parts of the Building and the Demised Premises to substantially a building standard condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises.

         21.06 Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 34.

                                   ARTICLE 22

                                EXTENSION OF TERM

         22.01 Provided Tenant shall not be in default of any terms or conditions of this lease (which continues after the expiration of any applicable grace period after the giving of notice, if any, required hereunder) on the date the Extension Notice (as hereinafter defined) is given, Tenant shall have the option (hereinafter called the "Extension Option") to extend this lease for a term (hereinafter called the "Extended Term") of four (4) years commencing on the date (hereinafter called the "Extended Term Commencement Date") that is the day following the Initial Term Expiration Date and, unless sooner terminated as herein provided, ending on the date (hereinafter called the "Extended Term Expiration Date") that is the day immediately preceding the fourth (4th) anniversary of the Extended Term Commencement Date by giving Landlord written notice (hereinafter called the "Extension Notice") of its intention to do so at least eight (8) months prior to the Initial Term Expiration Date. If Tenant shall give the Extension Notice to Landlord within the time and in the manner hereinabove provided, the Extension Option shall be deemed to be irrevocably exercised (except as set forth herein) and this lease shall be deemed extended for the Extended Term upon all of the terms, covenants and conditions provided for the Initial Term except that:

              (a) any terms or conditions of this Lease that are expressly or by their nature inapplicable to the Extended Term shall not apply during the same;

              (b) the fixed rent payable during each year of the Extended Term shall be an amount equal to ninety-five percent (95%) of the Fair Market Rental Value (as hereinafter defined), payable in equal monthly installments; and

              (c) all reference to the Initial Term Expiration Date shall be deemed changed to, and shall be deemed to mean, the Extended Term Expiration Date.

        Conversely, if Tenant shall fail to give the Extension Notice to Landlord within the time and in the manner hereinabove provided, or if any of the conditions to Tenant's exercise of the Extension Option have not been satisfied, the Extension Option shall be deemed waived by Tenant and of no force or effect. Within thirty (30) days after the written request of either Landlord or Tenant, the parties shall enter into a supplementary agreement in any reasonable form confirming whether the Extension Option has been exercised in accordance with this Article.

         22.02 In the event Tenant shall have extended the term of the lease for the Extended Term within the time and in the manner provided in Section 22.01 above, the "Fair Market Rental Value" of the Demised Premises, shall be determined as hereinafter provided and calculated as of the day that is four (4) months prior to the Extended Term Commencement Date on the basis of a new letting of the Demised Premises on an "as is" basis. The Fair Market Rental Value shall be determined jointly by Landlord and Tenant not later than the day (hereinafter called the "Determination Date") that shall be thirty (30) days following the date the Extension Notice is given. If Landlord and Tenant agree upon such Fair Market Rental Value, such agreement shall be confirmed in a writing (hereinafter called a "Rental Agreement") to be executed by Landlord and Tenant in any reasonable form not later than the Determination Date. In the event that Landlord and Tenant shall have failed to join in executing a Rental Agreement on or before the Determination Date, then the Fair Market Rental Value for each year of the Extended Term shall be determined by arbitration as follows:

              (a) Landlord and Tenant shall each appoint an arbitrator by written notice given to the other party hereto not later than thirty (30) days after the Determination Date. If either Landlord or Tenant shall have failed to appoint an arbitrator within such period of time and, thereafter, shall have failed to do so by written notice given within a period of five (5) days after notice by the other party requesting the appointment of such arbitrator, then such arbitrator shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Demised Premises) upon request of either Landlord or Tenant, as the case may be;

              (b) the two (2) arbitrators appointed as above provided shall attempt to reach an agreement as to such Fair Market Rental Value, and, in the event that they are unable to do so within thirty (30) days after their joint appointment, they shall appoint a third (3rd) arbitrator by written notice given to both Landlord and Tenant, and, if they fail to do so by written notice given within thirty (30) days after their appointment, such third (3rd) arbitrator shall be appointed as above provided for the appointment of an arbitrator in the event either party fails to do so;

              (c) all of such arbitrators shall be real estate appraisers having not less than ten (10) years experience in appraising the value of leasehold interests in real estate similar to the Building located in Bergen County, New Jersey and whose appraisals are acceptable to savings banks or life insurance companies doing business in the State of New Jersey; and

              (d) the three (3) arbitrators, selected as aforesaid, forthwith shall convene and render their decision in accordance with the then applicable rules of the American Arbitration Association or its successor, which decision shall be strictly limited to a determination of the Fair Market Rental Value, within thirty (30) days after the appointment of the third (3rd) arbitrator. The decision of such arbitrators shall be in writing, and the vote of the majority of them shall be the decision of all and, insofar as the same is in compliance with the provisions and conditions of this Section, shall be binding upon Landlord and Tenant. Duplicate original counterparts of such decision shall be sent forthwith by the arbitrators by certified mail, return receipt requested, to both Landlord and Tenant. The arbitrators, in arriving at their decision, shall be entitled to consider all testimony and documentary evidence that may be presented at any hearing, as well as facts and data that the arbitrators may discover by investigation and inquiry outside of such hearings. If, for any reason whatsoever, a written decision of the arbitrators shall not be rendered within thirty (30) days after the appointment of the third (3rd) arbitrator, then, at any time thereafter before such decision shall have been rendered, either party may apply to a court of law sitting in Bergen County and having jurisdiction by action, proceeding, or otherwise (but not by a new arbitration proceeding), as may be proper to determine the question in dispute consistently with the provisions of this Lease. The cost and expense of such arbitration, action, proceeding, or otherwise shall be borne equally by Landlord and Tenant, but Landlord and Tenant shall each pay their own attorneys' fees and disbursements.

Notwithstanding anything to the contrary contained in this Article, the fixed rent payable during any year of the Extended Term shall in no event be less than the fixed rent payable during the last year of the Initial Term; provided however that in the event that the Fair Market Rental Value is determined to be less than the fixed rent payable during the last year of the Initial Term, Tenant shall have the right, within ten (10) days after such determination is made, time being of the essence, to revoke its election to extend the term of the Lease.

                                   ARTICLE 23

                             INTENTIONALLY OMITTED.


                                   ARTICLE 24

                                    SURRENDER


         24.01 On the last day of the term of this lease, or upon any earlier termination of this lease as provided hereunder or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition and repair, except for ordinary wear and tear and damage from casualty, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this lease and shall restore the Demised Premises wherever such removal results in damage thereto.

         24.02 In the event Tenant remains in possession of the Demised Premises, after the Initial Term Expiration Date or the date of sooner termination of this lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Demised Premises as a holdover tenant from month-to-month, at a monthly rent equal to (i) 150% of the monthly installment of fixed rent payable during the last month of the term of this lease, plus (ii) one-twelfth (1/12th) of the additional rent payable during the last year of the term of this lease, subject to all of the other terms and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.


                                   ARTICLE 25

                            CONDITIONS OF LIMITATION

         25.01 To the extent permitted by applicable law, this lease, and the term and estate hereby granted, are subject to the limitation that, whenever Tenant shall be unable to pay its debts generally as they become due, or shall make an assignment of the property of Tenant for the benefit of creditors, or shall consent to, or acquiesce in, the appointment of a liquidator receiver, trustee, or other custodian of itself or the whole or any part of its properties or assets, or shall commence a voluntary case for relief under the United States Bankruptcy Code or file a petition or take advantage of any bankruptcy or insolvency act or applicable law of like import, or whenever an involuntary case under the United States Bankruptcy Code shall be commenced against Tenant, or if a petition shall be filed against it seeking similar relief under any bankruptcy or insolvency or other applicable law of like import, or whenever a receiver, liquidator, trustee, or other custodian of Tenant, or of, or for, substantially all of the property of, Tenant shall be appointed without Tenant's consent or acquiescence, then, Landlord (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for one hundred twenty (120) days, may give Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of service of such notice of intention, and, upon the expiration of said five (5) day period, this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the initial Term Expiration Date, but Tenant shall remain liable for damages as provided in Article 27. As used in this Section 25.01, the term "Tenant" shall mean the then owner and holder of the interest and estate of the tenant under this lease.

         25.02 This lease and the term and estate granted are subject to the further limitation that:

              (a) whenever Tenant shall default in the payment of any installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, on any day upon which the same ought to be paid, and such default shall continue for five (5) days after written notice from Landlord, or

              (b) whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or in the case of a happening or default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord to the risk of criminal liability (as more particularly described in Section 8.02) or termination of any superior lease or foreclosure of any superior mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation, (ii) duly institute within said fifteen (15) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same and (iii) complete such remedy within such time after the date of the giving of said notice of Landlord as shall reasonably be necessary, or

              (c) whenever any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by
Article 7, or

then in any of said cases set forth in the foregoing Subsections (a), (b), and
(c) Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Initial Term Expiration Date, but Tenant shall remain liable for damages as provided in Article 27.

                                   ARTICLE 26

                              RE-ENTRY BY LANDLORD

         26.01 If Tenant shall default in the payment of any installment of fixed rent, or of any additional rent, on any date upon which the same is to be paid, and if such default shall continue for five (5) days after Landlord shall have given to Tenant a notice specifying such default, or if this lease shall expire as in Article 25 provided, Landlord or Landlord's agents and employees may immediately or at any time thereafter in accordance with all applicable laws re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, any may repossess the same, any may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The word re-enter, as herein used, is not restricted to its technical legal meaning. In the event of any termination of this lease under the provisions at Article 25 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 27.

         26.02 In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction. The special remedies to which Landlord way resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         26.03 If this lease shall terminate under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding of action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance fixed rent or additional rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 27 or pursuant to law.

                                   ARTICLE 27

                                     DAMAGES

         27.01 If this lease is terminated under the provisions of Article 25, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 26, or in the event of the termination of this lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

              (a) a sum which at the time of such termination of this lease or at the time of any such re-entry of Landlord, as the case may be, represents the present value (discounted to the then prime rate) of the excess, if any, of

                  (1) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this lease or the date of any such re-entry, as the case may be, and ending with the Initial Term Expiration Date, had this lease not so terminated or had Landlord not so re-entered the Demised Premises, over

                  (2) the aggregate rental value of the Demised Premises for the same period, or

              (b) sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this lease not so terminated or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Initial Term Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting any and all expenses incurred or paid by Landlord in terminating this lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting allocable to the balance of the Initial Term, including altering and preparing the Demised Premises for new tenants, brokers' commissions, counsel fees and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis (for equivalent space) shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such releting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

         27.02 Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 25, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the Demised Premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 27.01 and/or Section 27.02.

                                   ARTICLE 28

                                     WAIVERS

         28.01 Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as herein provided.

         28.02 In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of any notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

         28.03 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

         28.04 The provisions of Article 13 and 16 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services unless Tenant agrees, in writing, to pay to Landlord, as additional rent, Landlord's reasonable charges for any additional services provided.

                                   ARTICLE 29

                        NO OTHER WAIVER OR MODIFICATIONS


         29.01 The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, termination or effectuation of the abandonment is sought.

         29.02 The following specific provisions of this Section 29.02 shall not be deemed to limit the generality of any of the foregoing provisions of this
Article:

              (a) No agreement to accept surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agents is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

              (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this lease shall not be deemed a waiver of such breach.

              (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this lease or at law provided.

                                   ARTICLE 30

                    CURING TENANT'S DEFAULTS, ADDITIONAL RENT

         30.01 (a) If Tenant shall default in the performance of any of Tenant's obligations under this lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) three (3) business days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 25.02 or elsewhere in this lease for cure of such default, whichever occurs later.

              (b) If Tenant is late in making any payment due to Landlord under this lease for five (5) or more days, their interest shall become due and owing to Landlord on such payment from the date when it was due computed at the maximum lawful rate of interest.

         30.02 Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or en-deavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished, or rendered by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 31

                                     BROKER

         31.01 Tenant and Landlord covenant, warrant and represent to each other that they have had no negotiations or other dealings with any broker or finder concerning the renting of the Demised Premises except for The Garibaldi Group (the "Broker"). Landlord and Tenant agree to indemnify and hold the other harmless against any claims for a brokerage commission arising out of any breach of the foregoing covenant, warranty and representation. Landlord shall pay the brokerage commission due the Broker pursuant to the terms of a separate agreement.

                                   ARTICLE 32

                                    NOTICES

         32.01 Any notice, statement, demand or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made, if personally delivered or sent by registered or certified mail, return receipt requested, or by reputable overnight courier (such as Federal Express), addressed to the other party at the address hereinabove set forth, with a copy of any notice to Landlord to be given simultaneously by like means to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, Attention:
Wayne B. Heicklen, Esq., and a copy of any notice to Tenant to be given simultaneously by like means to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attention: Real Estate Department, Lauren Boro, Esq.; and shall be deemed to have been given, rendered or made on the day same is received or, if rejected, the day the same is rejected. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demand or other communications intended for it.

                                   ARTICLE 33

                        ESTOPPEL CERTIFICATE, MEMORANDUM

         33.01 Each party agrees, at any time and from time to time, as requested by the other party, upon not less than ten (10) days' prior notice, to execute and deliver to the other a statement certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (b) certifying the dates to which the fixed rent and additional rent certifying the dates to which the fixed rent an have been paid and the amounts thereof, and stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

                                   ARTICLE 34

                                   ARBITRATION

         34.01 Either party may request arbitration of any matter in dispute only wherein arbitration is expressly provided in this lease as the appropriate remedy. The party requesting arbitration shall do so by giving notice to that effect to the other party, and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County in which the Building is located for the appointment of a single arbitrator.

         34.02 The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County in which the Building is located. In rendering such decision and award, the arbitrator shall not add to, subtract from or otherwise modify the provisions of this lease.

         34.03 If for any reason whatsoever a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then at any time thereafter before such decision and award shall have been rendered either party may apply to the Superior Court of the State of New Jersey or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

         34.04 All the expenses of the arbitration shall be borne by the parties equally.

                                   ARTICLE 35

                            NO OTHER REPRESENTATIONS,
                      CONSTRUCTION, GOVERNING LAW, CONSENTS

         35.01 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements except to the extent that the same are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease. This lease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "lease documents". It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the lease documents, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the lease documents, made by the other.

         35.02 If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law.

         35.03 This lease shall be governed by and construed in accordance with the laws of the State of New Jersey.

         35.04 Wherever in this lease Landlord's consent or approval is required, if Landlord shall refuse such consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed its consent or approval provided, however, the foregoing limitation shall not apply with respect to any claim that Landlord has unreasonably withheld or delayed its consent to an assignment or subletting proposed by Tenant. Except as provided above, Tenant's sole remedy shall be an action or proceeding to enforce any such provision, for specific performance, injunction or declaratory judgment.

                                   ARTICLE 36

                                  PARTIES BOUND

         36.01 The obligations of this lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of imitation contained in Article 25. However, the obligations of Landlord under this lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

         36.02 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this lease, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord or any partner, member, officer or director thereof, disclosed or undisclosed shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises.

                                   ARTICLE 37

                      CERTAIN DEFINITIONS AND CONSTRUCTION

         37.01 For the purposes of this lease and all agreements supplemental to this lease, unless the context otherwise requires the definitions set forth in Exhibit D annexed hereto and made a part hereof shall be utilized.

         37.02 The various terms which are italicized and defined in other Articles of this lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for ALL purposes of this lease and all agreements supplemental thereto, unless the context shall otherwise require.

                                   ARTICLE 38

                                  REFUSAL RIGHT

         38.01 Provided Tenant shall not be in default of any terms or conditions of this lease (which continues after the expiration of any applicable grace period after the giving of notice, it any, required hereunder) on the date the Acceptance Notice (as such term is hereinafter defined) is given, Tenant shall have the right of first refusal (hereinafter called the "Refusal Right") with respect to the leasing of any remaining and unlet space on the third (3rd) floor of the Building or in the space occupied by Barbara Ostrom an the mezzanine (2nd) floor of the Building (hereinafter called the "Additional Location") subject, however, to any similar rights granted to any other tenants of the Building prior to the date hereof. The Refusal Right shall be exercisable in accordance with, and shall be subject to and governed by, the terms, covenants and conditions contained in this Article 38. In the event that Landlord shall receive a bona fide third party offer (which need not be a lease, but which must be binding upon the parties thereto) (hereinafter called a "Third Party Offer") to lease the Additional Location or any portion thereof, which Third Party offer Landlord desires to accept, Landlord shall send written notice (hereinafter called the "Offer Notice") to Tenant to such effect. The Offer Notice shall specify the material terms and conditions of the Third Party offer including, without limitation, the rent payable thereunder, a description of the Additional Location, the term of the proposed letting (the "Additional Location Term") , and the commencement date of the Additional Location Term (the "Additional Location Term Commencement Date") Following its receipt of the Offer Notice, Tenant may exercise its Refusal Right with respect to the portion of the Additional Location described in the Offer Notice, if at all, upon, and subject to, the following terms and conditions:

              (a) Tenant shall send Landlord written notice (hereinafter called the "Acceptance Notice") within ten (10) days after the Offer Notice has been given that Tenant desires to exercise the Refusal Right with respect to the Additional Location described in the Offer Notice in accordance with the terms and conditions set forth therein; and

              (b) Tenant shall not be in breach or default of any terms, covenants or conditions of this lease on the Tenant's part to be observed or performed (beyond any period granted Tenant to cure any such breach or default) on the date the Acceptance Notice is given.

If Tenant shall give the Acceptance Notice to Landlord within the time and in the manner hereinabove provided, the Refusal Right shall be deemed to be irrevocably exercised by Tenant and the terms and conditions of Section 38.02 below shall apply. Conversely, if Tenant shall fail to give the Acceptance Notice to Landlord within the time and in the manner hereinabove provided for, or if any of the conditions to Tenant's exercise of the Refusal Right have not been satisfied, the Refusal Right shall be deemed waived by Tenant and of no force or effect with respect to the Additional Location, and Landlord shall thereafter be free to lease the Additional Location, and/or any portion thereof, to any third party without any liability to Tenant and without the necessity of complying with the terms and conditions of this Article 38. Notwithstanding the foregoing, Landlord shall be obligated to re-offer the Additional Location to Tenant in the event that either (a) Landlord has not consummated a lease with the party making the Third Party offer within one-hundred and twenty (120) days of the Offer Notice; or (b) Landlord intends to lease the Additional Location on materially more favorable terms than the terms set forth in the Offer Notice. In either such event, Landlord shall notify Tenant in writing of any new material terms and conditions and Tenant may exercise its Refusal Right upon and subject to the conditions set forth in subparagraphs (a) and (b) above.

         38.02 If Tenant shall give the Acceptance Notice to Landlord in accordance with the terms and conditions set forth above, then the parties shall, within twenty (20) days after the Acceptance Notice is given, enter into a new lease (the "New Lease") to be prepared by Landlord, containing all of the material terms and condition of the Offer Notice (including, without limitation, the fixed rent payable) and, to the extent the same are not superseded or modified by the terms and conditions contained in the Offer Notice, substantially the same terms and conditions that are set forth in this lease. The Additional Location Term shall commence on the Additional Location Commencement Date and expire on the expiration date set forth in the Offer Notice. Within ten (10) days after the written request of either the Landlord or Tenant, the parties shall enter into a supplementary agreement in any, reasonable form confirming whether the Refusal Right has been exercised in accordance with this Article and the terms and conditions thereof.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.


                                  CROSSROADS DEVELOPERS ASSOCIATES,
                                  LLC, Landlord


                                  By:   Pinnacle Crossroads Associates,
                                        Managing Member

                                  By:
                                     -------------------------------------
                                          Its

                                  NOVADIGM, INC., Tenant

                                  By: /s/  Thomas V. Harmon
                                     -------------------------------------
                                          Its; VP-Operations

                                   EXHIBIT A

                                  DESCRIPTION

All the real property located in the Township of Mahwah, County of Bergen, State of New Jersey and more particularly described as follows:

Being known and designated as the Office Unit situate in "Crossroads Condominium", together with a 50.00 percentage interest in the general Common Elements of said Condominium appurtenant thereto, and a 50.00 percentage interest in the Tower Site Common Elements of said Condominium appurtenant thereto, in accordance with and subject to the terms, limitations, conditions, covenants, restrictions, easements, agreements and other provisions set forth in that certain Master Deed for "Crossroads Condominium" dated December 28, 1994, recorded January 23, 1995, recorded in Book 7763, Page 001.

NOTE FOR INFORMATION ONLY: Being known and designated as part of Lot 2, Block 26 on the Tax Map of the Township of Mahwah.

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, stairways, the sidewalks, entry passages, corridors, halls, stairways, escalators or elevators of the Building, or use the same in any way other than as a means of passage to and from the Demised Premises Building; bring in, store, test or use any materials in the Building which could cause a fire or any explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls, or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or consented to in writing by Landlord; and no sign, advertisement or notice shall be inscribed in writing by Landlord; and no sign, advertisement or notice shall be inscribed, printed or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of the Landlord, not to be unreasonably withheld or delayed.

         4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord.

         5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, not to be unreasonably withheld or delayed, and shall be done only by contractors reasonably approved by Landlord.

         6. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any tenant and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be reasonably designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         7. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

         8. No additional or different lock or locks shall be placed by Tenant on any door to the Demised Premises, without the prior written consent of Landlord which shall not be unreasonably withheld. One (1) set of keys will initially be furnished to Tenant by Landlord for each lockset in the Demised Premises; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made. All keys to doors and washrooms shall be returned to Landlord on or before the Initial Term Expiration Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         9. Tenant shall not employ any person or persons for the purpose of cleaning the Demised Premises, without the prior written consent of Landlord, not to be unreasonably withheld or delayed. Landlord shall not be responsible to Tenant for any loss of property from the Demised Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees or by any other person or any other cause.

         10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Demised Premises.

         11. The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

         12. The Demised Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited. Notwithstanding the foregoing, Tenant shall be permitted to install a microwave oven and a refrigerator in the Demised Premises.

         13. Tenant shall not: Conduct, or permit any other person to conduct, any auction upon the Demised Premises; manufacture or store goods or merchandise upon the Demised Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Demised Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Demised Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenant; or permit any unusual odors to be produced in the Demised Premises.

         14. Between 6:00 p.m. and 8:00 a.m. on weekdays and 1:00 p.m. and 12:00 midnight Saturday, all day Sunday and Building Holidays, the Building shall be closed, provided, however, that Tenant's employees shall be permitted access to the Demised Premises with proper identification and keys.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

         16. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. There shall not be used in the Demised Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

         18. Tenant before closing and leaving the Demised Premises, shall ensure that all entrance doors are locked.

         19. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for office, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         20. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (a) The exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name of the Building in its business address and for no other purpose; (b) The right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) The right to install and maintain a sign or signs on the exterior of the Building; (d) The exclusive right to use or dispose of the use of the roof of the Building; (e) The exclusive right to limit the space on the directory of the Building to be allotted to Tenant; (f) The right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         21. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to Tenant or to others by Landlord. Landlord may issue parking permits, install a gain system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and in-vitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such reasonable rules and regulations for use of the parking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder, provided that Tenant's use of the parking areas is not materially unreasonably interfered with for an unreasonable amount of time.

         22. Tenant shall not use the Demised Premises or permit the Demised Premises to be used for the sale of food or beverages.

                                    EXHIBIT D

                                   DEFINITIONS

         (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the terms mortgagee shall include such a trustee.

         (b) The terms include, including and such as shall each be construed as if followed by the phrase "without being limited to".

         (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

         (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

         (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder which continues after the expiration of any applicable cure period after the giving of notice, if any, required hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

         (f) Reference to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

         (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the Demised Premises, and/or the direction of any public officer pursuant to law.

         (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New Jersey Board of Fire Underwriters and/or the New Jersey Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

         (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

         (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

         (k) The term in full force and effect when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

         (l) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporation then comprising Tenant.

         (m) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

         (n) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

         (o) All references in this lease to numbered Articles, numbered Sections and lettered Exhibits are references to Articles and Sections of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

                                    EXHIBIT B

                             CLEANING SPECIFICATIONS


I.       DAILY

A.       ENTRANCE LOBBIES & ATRIUM AREAS

         Carpeted floors vacuumed, non-carpeted floors dust mopped, damp mopped and buffed; doors damp wiped; door hardware spot cleaned; granite stairways and landings dust mopped, damp mopped and buffed; other stairways and landings polished; fountain area damp wiped; planters and furniture polished and damp wiped; drinking fountains cleaned and polished; cigarette urns cleaned and disinfected; directory glass and trim cleaned; vestibule glass/trim and window glass/trim spot cleaned; trash receptacles emptied and cleaned.

B.       ELEVATORS, LOBBIES & CORRIDORS

         Carpeted floors vacuumed; non-carpeted floors dust mopped, damp mopped and buffed; doors damp wiped; door hardware spot cleaned; stairways and landings polished; planters and furniture polished and damp wiped; elevators-carpet vacuumed, walls dusted, button panels cleaned, door tracks vacuumed, door metal and trim damp wiped; drinking fountains cleaned and polished; cigarette urns cleaned and disinfected; vestibule glass/trim and window glass/trim spot cleaned; trash receptacles emptied and cleaned; public telephone areas cleaned.

C.       PUBLIC LAVATORIES

         Mirrors and glass cleaned; wash basins and counters cleaned and disinfected; bright work and metal fixtures cleaned; plumbing fixtures disinfected; stall walls/doors and other walls/doors damp wiped; urinals, toilet seats/bowls cleaned and disinfected; floors wet mopped and disinfected; towel, tissue, sanitary napkin and soap dispensers cleaned and replenished.

D.       OFFICE AREAS

         All furniture, office equipment and appliances, window sills, etc., will be dusted with a treated cloth or static duster. This shall include all horizontal surfaces up to 7 feet high and enough vertical surfaces daily to complete all vertical surfaces within each week. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Telephone will be damp-wiped. All rugs and carpets in office areas are to be vacuumed daily in all traffic areas. Hard to reach places, under desks and chairs, shall be vacuumed weekly. All non-carpeted floor areas will be dust mopped. Trash receptacles emptied and wiped, liners replaced as necessary. Note: Drinking water coolers cleaned and polished. Cigarette urns and ashtrays cleaned.

II.      WEEKLY

         A.       ENTRANCE LOBBIES & ATRIUM AREAS

                  Walls dusted; door trim damp wiped, stairways and landings dust mopped and damp mopped; railings and hardware spot cleaned; window trim damp wiped.

         B.       ELEVATOR, LOBBIES & CORRIDORS

                  Walls dusted; door trim damp wiped stairways and landings dust mopped and damp mopped; railings and hardware spot cleaned; elevator walls damp wiped; window trim damp wiped.

         C.       PUBLIC LAVATORIES

                  HVAC grills vacuumed and cleaned.

         D.       OFFICE AREAS

                  Carpeted areas under desks and hard to reach to be vacuumed; vertical surfaces dusted; HVAC grills vacuumed and cleaned; damp wipe switchplates, metal trim and door hardware.

III.     MONTHLY AND QUARTERLY

         A.       ENTRANCE LOBBIES & ATRIUM AREAS

                  Walls damp wiped, clean vestibule glass/trim and dust emergency signage monthly, Dust ceilings, clean light fixtures, clean and vacuum HVAC grills and clean window glass quarterly.

         B.       ELEVATORS, LOBBIES & CORRIDORS

                  Walls damp wiped, clean vestibule glass/trim and dust emergency signage monthly. Dust ceilings, clean light fixtures, clean and vacuum HVAC grills and clean window glass quarterly.

         C.       PUBLIC LAVATORIES

                  Power scrub and disinfect floors.

         D.       OFFICE AREAS

                  Dust horizontal surfaces (pipes, ducts, ledges, molding, picture frames, etc.) over 7 feet, ceilings and light fixtures quarterly. Damp wipe doors and woodwork monthly. Clean interior and exterior glass quarterly.

IV.      AS NECESSARY

         A.       ENTRANCE LOBBIES AND ATRIUM AREAS

                  Spot clean all floors, stairways, light fixtures, fountain and planter/furniture areas. Polish door hardware, etc.

         B.       ELEVATORS, LOBBIES AND CORRIDORS

                  Spot clean all floors, stairways, light fixtures, walls, planter/furniture areas, elevator carpets, walls and ceilings; polish button panels and metal. Replace HVAC filters.

         C.       PUBLIC LAVATORIES

                  Clean light fixtures.

         D.       OFFICE AREAS

                  Spot clean switchplates, metal trim and door hardware. Clean trash receptacles and replace liners.

V. For purposes of clarification regarding cleaning and janitorial services, it shall be understood and agreed between Landlord and Tenant that:

         1. "Daily" shall mean each weekday, Monday through Friday (excluding Saturday, Sunday and Building Holidays).

         2. Landlord shall provide the above listed cleaning and janitorial service in and about the Building and Demised Premises. To the extent that Tenant shall require special or more frequent cleaning and janitorial service (hereinafter referred to as "Special Cleaning Service") Landlord may upon reasonable advance notice by Tenant, elect to furnish such Special Cleaning Service and Tenant agrees to pay Landlord, within ten (10) days of being billed therefor, Landlord's charge for providing such additional service.

Special Cleaning Service shall include but shall not be limited to the following:

         (i) The cleaning of permitted eating facilities (if any) including the removal of refuse and garbage therefrom.

         (ii) The cleaning in areas of special security such as storage units.

         (iii)    Consumable supplies for private toilet rooms.

         (iv)     The cleaning of Tenant's electric signs, if any.

         (v)      The cleaning of Tenant's Lighting fixtures.

         (vi) The cleaning or shampooing of Tenant's carpeting and the cleaning, waxing, refinishing and buffing of non-carpeted areas.

         (vii) stain removal from walls, floors or other portions of the Demised Premises.

         (viii)   The painting of any portion of the Demised Premises.

         (ix) The removal from the Demised Premises of such refuse and rubbish of Tenant as shall exceed, in Landlord's sole judgment, that ordinarily accumulated daily in the routine of business office occupancy.

3. Landlord shall have no obligation to discharge its obligation regarding cleaning services as to the Demised Premises during such periods as Tenant shall be in default under any of the covenants of this lease.

4. It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended or reduced by reason of repairs, alterations or improvements necessary to be made, by strikes or accidents, by any cause beyond the reasonable control of Landlord or by order or regulations of any federal, state, county or municipal authority. Any such interruption or suspension of services shall not be deemed an eviction or disturbance of Tenant's use and possession of the demised Premises or any part thereof, nor render Landlord liable to Tenant for damages by abatement or rent or otherwise, nor relieve Tenant of performance of Tenant's obligations under this lease.

5. Landlord, at its sole discretion, shall schedule the work utilizing such personnel and material as deemed necessary to discharge its obligation regarding cleaning and janitorial services.

6. Landlord's cleaning and/or janitorial personnel or contractors shall have access to the Demised Premises from and after 5:30 p.m. on weekdays and at any time on Saturdays, Sundays and Holidays, and Tenant shall not hinder them in the performance of their work. In the event Tenant does hinder such work in all or a portion of the Demised Premises, Landlord shall have no liability to Tenant on account thereof and such work as shall be incomplete shall be done at the next scheduled service date.

7. Tenant shall supply adequate waste receptacles, cabinets, bookcases, map cases and the like to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service. Further, if at any time Governmental Authority shall require trash to be separated into its different components before carting (i.e., office paper, computer paper, newspaper, cans and bottles, food, etc.), Tenant shall comply with such requirements and shall supply adequate receptacles for each such component at its sole expense.

8. The cleaning and janitorial services described in this Exhibit shall be deemed all-inclusive. However, Landlord, at its sole discretion, reserves the right to provide, from time to time, any additional or more frequent services intended to benefit the Building or as may be deemed necessary to discharge its obligation hereunder.

                                    EXHIBIT F

                               TENANT IMPROVEMENTS

GENERAL NOTES;

Ceiling:    2"x4" grid with new standard tile

Lighting;   2"x4" parabolic Light per 80 sq. ft.

Painting:   Benjamin Moore

Carpet:     Philadelphia: Ayers Hall 28 oz.: Common Area
                          Impact III 30 oz.: Offices

Cove base:  Mercer

Doors.      3"x 8" Oak Doors

OTHER NOTES:

-All work to be performed as exhibited on plans
-Dedicated outlets where indicated by tenant
-Half walls/electric for future office furniture built per plan
-Tenant responsible for all data and telecommunication wiring

                                   EXHIBIT G



                             EXISTING PREMISES WORK




                                      None

                                     [MAP]








                                   MEZZANINE


                                  (2ND FLOOR)

                                     [MAP]






                                  THIRD FLOOR

                                  FLOORS 3-12

                                     [MAP]



                                  THIRD FLOOR

                                    1,401 SF

                                     [MAP]







                                  PANEL SPACE
                                    1,786 SF
                                 (MEZZ 2ND FLR)



                                    1000 SF
                                      MEZZ


                                    1600 SF
                              MEZZ OLD CENTURY 21

                                   EXHIBIT B

                                   FLOOR PLAN

                                [To Be Attached]